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                                                                   EXHIBIT 3.1.4


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              RIVA BANCSHARES, INC.

                     (ORIGINALLY INCORPORATED ON MAY 1, 1998
                                UNDER THE NAME OF
                            MISSOURI HOLDINGS, INC.)


         Riva Bancshares, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the amendments to the Certificate of Incorporation of the Corporation, and the restatement of the Corporation's Certificate of Incorporation, in each case, as set forth below.

         SECOND: That, pursuant to a vote taken at a special meeting of the Corporation's stockholders held on June __, 1999 in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware, the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation approved the amendments and this restatement.

         THIRD: That the amendments were duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         RESOLVED, that the Corporation's Certificate of Incorporation be amended and restated by deleting the text therein in its entirety and adding the following in lieu thereof.

                                    ARTICLE I

         The name of the corporation is "Riva Bancshares, Inc."

                                   ARTICLE II

         The Corporation is organized for the purpose of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and the Corporation shall be authorized to exercise and enjoy all powers, rights and privileges conferred upon corporations by the laws of the State of Delaware as in force from time to time, including, without


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limitation, all powers necessary or appropriate to carry out all those acts and activities in which it may lawfully be engaged.

                                   ARTICLE III

         The Corporation shall have authority to issue 21,000,000 shares of capital stock, which shall be divided into two classes with the following designations, preferences, limitations and relative rights:

                  (A) Common Stock. One class shall consist of 20,000,000 shares of common stock having a par value of $.01 per share, designated "Common Stock."

                  (B) Preferred Stock. One class shall consist of 1,000,000 shares of preferred stock having a par value of $.01 per share, designated "Preferred Stock." The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

                                   ARTICLE IV

         The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                    ARTICLE V

         A. The number of directors of the Corporation shall be fixed from time to time by resolution of the board of directors; provided, however that the number of directors fixed by the board of directors shall not be less than two
(2) or more than twenty-five (25).

         B. Concurrent with the adoption of the Certificate of Incorporation, the board of directors, other than those who may be elected by the holders of preferred stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the board, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible: (i) one class ("Class I") of directors to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, (ii) another class of directors ("Class II") to be originally elected for a term expiring at the annual meeting of stockholders to be held in



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2001, and (iii) another class of directors ("Class III") to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002, with each member of each class to hold office, until his successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the bylaws of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, if any vacancy shall occur in the membership of the board by reason of newly created directorships or resulting from the resignation, disqualification, retirement or death of a director, the remaining directors shall continue to act, and such vacancies may be filled by the affirmative vote of the majority of the directors then in office, although less than a quorum of the board, and if not therefore filled by action of the directors, may be filled by the shareholders at any meeting held during the existence of such vacancy. If any vacancy shall occur among the directors by reason of the removal from office of a director, such vacancy shall be filled by the vote of a majority of the outstanding shares of each class of stock entitled to vote in elections of directors. A director elected to fill a vacancy shall be elected for a term of office to expire at the next election of the class for which such director shall have been chosen. No decrease in the number of directors constituting the board shall shorten the term of any incumbent director. Any increase or decrease in the number of directors shall be so apportioned among the classes of directors as to make all classes as nearly equal in number as possible.

         D. Notwithstanding the foregoing provisions of this Article V, any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualify.

                                   ARTICLE VI

         Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                   ARTICLE VII

         A. The board of directors, pursuant to the terms of this Article VII, may amend or repeal any provision of the bylaws of the Corporation or adopt any new bylaw, unless the stockholders have adopted, amended or repealed a particular bylaw provision and, in doing so, have expressly reserved to the stockholders the right of amendment or repeal therefor. The board of directors may adopt, amend, alter or repeal the bylaws of the Corporation only by the vote of a majority of the entire board.

         B. The stockholders of the Corporation have the right, in accordance with the voting requirement set forth in this Article VII(B), to amend or repeal any provision of the bylaws of the Corporation, or to adopt new bylaw provisions, even though such provisions may also be adopted, amended or repealed by the board. Except as may otherwise specifically be required by law, the affirmative vote of the holders of not less than seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the outstanding shares of capital stock of the Corporation



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then entitled to vote generally in the election of directors shall be required for the stockholders to adopt, amend, alter or repeal any provisions of the bylaws of the Corporation.

                                  ARTICLE VIII

         Stockholders of the Corporation shall take action only by annual or special meetings duly held in accordance with Section 211 of the Delaware General Corporation Law and the bylaws of the Corporation. Stockholders may not take any action by written consent in lieu of a meeting.

                                   ARTICLE IX

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article IX shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (as in effect and as hereafter amended) or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment nor repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of any inconsistent provision.

                                   ARTICLE X

         Notwithstanding any other provisions of this Certificate or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate or the bylaws of the Corporation), the affirmative vote of the holders of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate inconsistent with, the provisions set forth in Articles V, VI, VII, VIII, IX, and this Article X.



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         IN WITNESS WHEREOF, the undersigned has executed this Amended and
Restated Certificate of Incorporation on this ____ day of July, 1999.

                                          RIVA BANCSHARES, INC.


                                          By:
                                             -----------------------------------
                                             Richard C. Jensen
                                             President
ATTEST:



- ----------------------------------
Secretary

[CORPORATE SEAL]



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